Exhibit 23.1

Consent of Independent Auditor

As independent auditors, we hereby consent to the use of our report dated March 4, 2015, relating to the financial statements of DR Systems, Inc. as of and for the years ended December 31, 2014 and 2013, in this Form 8-K/A of Merge Healthcare Incorporated filed on May 11, 2015.

/s/ Mayer Hoffman McCann P.C.
San Diego, California

May 11, 2015